FREE WRITING PROSPECTUS SUPPLEMENT




                                  CWALT, INC.
                                   Depositor
                       [GRAPHIC OMITTED] COUNTRYWIDE(R)
                       ----------------------------------
                                  HOME LOANS
                                    Seller
                      Countrywide Home Loans Servicing LP
                                Master Servicer
                      Alternative Loan Trust Certificates
                      Mortgage Pass-Through Certificates,
                               Series 2005-77T1

This Preliminary Structural and Collateral Term Sheet relates only to the securities captioned above and should be read together with the Free Writing Prospectus Supplement of the Seller dated December 1, 2005.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-125902. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus supplement has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


This Prelminary Structural and Collateral Term Sheet may be used only in conjunction with the Issuer Free Writing Prospectus of the Depositor and the Prospectus dated ________ of the Depositor.

December 8, 2005

                           Bear, Stearns & Co. Inc.
                                  Underwriter

                       Alternative Loan Trust 2005-77TI
             Mortgage Pass-Through Certificates, Series 2005-77TI


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        Class               Required               Certificate Type
         (1)              Ratings (3)
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                             Offered Certificates
                             --------------------
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         1-A               AAA or Aaa                   Senior
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         2-A               AAA or Aaa                   Senior
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                         Non-Offered Certificates
                         ------------------------
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        1-PO               AAA or Aaa           Senior/Principal Only
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        2-PO               AAA or Aaa           Senior/Principal Only
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         1-X               AAA or Aaa      Senior/Notional Amount/Interest
                                                 Only/ Variable Rate
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         2-X               AAA or Aaa      Senior/Notional Amount/Interest
                                                 Only/ Variable Rate
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         A-R               AAA or Aaa              Senior/Residual
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 1-M, 1-B-1, 1-B-2,                             Subordinate/Fixed Rate
 1-B-3, 1-B-4, 1-B-5
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 2-M, 2-B-1, 2-B-2,                             Subordinate/Fixed Rate
 2-B-3, 2-B-4, 2-B-5
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(1)  The Class 1-A Certificates and Class 2-A Certificates are included solely for structuring purposes and are likely to be divided to form additional senior classes. The Class 1-A Certificates and the Class 2-A Certificates and any classes formed from such classes will be referred to herein as the "offered certificates". If additional senior classes are formed you will receive additional information regarding the characteristics of those classes.
(2) It is a condition to the issuance of the Offered Certificates that they be rated by at least two of the rating agencies. The rating agencies will include Standard & Poor's ("S&P"), Fitch Ratings ("Fitch") and/or Moody's Investors Service, Inc. ("Moody's")


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PRELIMINARY GROUP 1 MORTGAGE CHARACTERISTICS
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Mortgage Loan Type: 30-year Conventional Fixed Rate

Aggregate Mortgage Balance (+/-5%):  $465,000,000

Gross Weighted Average Note Rate(+/-10bp): 6.391%

Servicing Fee: 20bp

Weighted Average FICO (+/- 10): 700

Weighted Average Loan-to-Value Ratio (+/-5%): 72%

Average Mortgage Loan Balance (+/- 10): $668,491

Owner Occupied (+/-5%): 90%

Single Family Detached (+/-5%): 91%

Percentage of Interest Only Mortgage Lonas: 100%

Maximum California Concentration: 50%

Cash Out Mortgage Loans (+/-5%): 40%
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PRELIMINARY GROUP 2 MORTGAGE CHARACTERISTICS
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Mortgage Loan Type: 30-year Conventional Fixed Rate

Aggregate Mortgage Balance (+/-5%): $600,000,000
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                                                                        Page 2

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Gross Weighted Average Note Rate(+/-5bp): 6.390%

Servicing Fee: 20bp

Weighted Average FICO (+/- 5): 693

Weighted Average Loan-to-Value Ratio (+/-5%): 72%

Average Mortgage Loan Balance (+/- 10): $635,000

Owner Occupied (+/-5%): 86%

Single Family Detached (+/-5%): 89%

Maximum Percentage of Interest Only Mortgage Loans: 20%

Maximum California Concentration: 50%

Cash Out Mortgage Loans (+/-5%): 49%
-------------------------------------------------------------------------------



CERTAIN TRANSACTION INFORMATION

Underwriter:                        Bear, Stearns & Co. Inc.

Cut-off Date:                       December 1, 2005.

Closing Date:                       On or about December 28, 2005.

Distribution Date:                  25th of each month, or the next business day if such day is not a business day, commencing January 25, 2006.

Group 1 Senior Certificates:        Class 1-A, Class 1-PO and Class 1-A-R Certificates.

Group 2 Senior Certificates:        Class 2-A, Class 2-PO and Class 2-A-R Certificates.

Group 1 Subordinate Certificates:

                                    Class 1-M, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4 and Class
                                    1-B-5. The Group 1 Subordinate Certificates will provide credit enhancement to the Group 1 Senior Certificates.

Group 2 Subordinate Certificates:

                                    Class 2-M, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class
                                    2-B-5. The Group 2 Subordinate Certificates will provide credit enhancement to the Group 2 Senior Certificates.

ERISA:                              The offered certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as
                                    amended, or Section 4975 of the Internal Revenue Code of 1986, as
                                    amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.


Legal Investment:                   The offered certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as
                                    long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.


Trust Fund


The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans and certain other property. The mortgage loans will consist primarily of 30-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. The mortgage pool consists of two loan groups, referred to herein as loan group 1 and loan group 2.

Relationship Among the Loan Groups and the Certificate Groups

The numeric prefix for each class of certificates designates the group of certificates to which that class belongs and corresponds to the loan group of the same number. The certificates with a "1" prefix are sometimes referred to herein as the "group 1 certificates" and these certificates correspond to the group 1 mortgage loans. The certificates with a "2" prefix are sometimes referred to herein as the "group 2 certificates" and these certificates correspond to the group 2 mortgage loans. The certificates receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group.

Underwriting Process

General

         All of the mortgage loans in the trust fund will have been originated or acquired by Countrywide Home Loans in accordance with its credit, appraisal and underwriting standards. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided herein, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history, and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program"). Some of the mortgage loans may have been underwritten pursuant to Countrywide Home Loans' Preferred Processing Program. Countrywide Home Loans may waive some documentation requirements for mortgage loans originated under the Preferred Processing Program.

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets or mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to mortgage loans originated pursuant to its Streamlined Documentation Program and certain mortgage loans whose values were confirmed with a Fannie Mae proprietary automated valuation model Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect. Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.
         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $359,650 ($539,475 in Alaska and Hawaii) and 2 unit properties with principal balances up to $460,400 ($690,600 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $556,500 ($834,750 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $691,600 ($1,037,400 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation

Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

                          Description of Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

         The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

         o all amounts previously distributed to holders of certificates of the class as payments of principal,

         o    the amount of Realized Losses allocated to the class, and

         o in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of any related Class PO Deferred Amounts, as described under "-- Allocation of Losses" herein, provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates. See "Application of Liquidation Proceeds" in the prospectus.

         In addition, the Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates in that certificate group, following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the pool principal balance of the related loan group as of the Due Date occurring in the month of the Distribution Date, after giving effect to principal prepayments received in the related Prepayment Period. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the mortgage loans.

Book-Entry Certificates

         The offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The

Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2005 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month preceding the month of the Distribution Date.

Priority of Distributions Among Certificates

         Distributions on the certificates in a certificate group will be made on each Distribution Date from Available Funds of the related loan group in the following order of priority:

         o to interest on each interest-bearing class of senior certificates in the related senior certificate group, pro rata, based on their respective interest distribution amounts;

         o to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in each case in an aggregate amount up to the maximum amount of principal to be distributed on those classes on the Distribution Date;

         o to any Class PO Deferred Amounts with respect to the related class of Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the related group of subordinated certificates; and

         o to interest on and then principal of each class of subordinated certificates in the related certificate group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" herein.

"Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

         o all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

         o all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period, together with interest paid in connection with those payments, other than certain excess amounts, and the related Compensating Interest;

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by the related seller or the master servicer as of the Distribution Date; and

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account with respect to that loan group.

Interest

         On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This interest distribution amount for any interest-bearing class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class 1-PO and Class 2-PO Certificates (each, the "Class PO Certificates") are principal only certificates and will not bear interest.

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by the related loan group for that Distribution Date. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

         o any net prepayment interest shortfalls for that loan group and Distribution Date, and

         o the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group during the portion of the Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the Compensating Interest for that loan group for such Distribution Date. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate, minus the basic master servicing fee rate, on the Stated Principal Balance of the mortgage loan. A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan. Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive on the Distribution Date.

         If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group, interest will be distributed on each such class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated between any related class of Class PO Certificates, on the one hand, and the other classes of certificates in the related senior certificate group (other than the notional amount certificates and any related class of Class PO Certificates) and the subordinated certificates in the related certificate group, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

         The Non-PO Percentage with respect to any mortgage loan in loan group 1 or loan group 2 or with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

           Discount Mortgage Loans        Net Mortgage Rate          Non-PO Percentage
                in Loan Group             for Mortgage Loan
           ------------------------     ----------------------    -----------------------------
                      1                    Less than 6.00%         net mortgage rate divided by
                                                                   6.00%

                      2                    Less than 6.00%         net mortgage rate divided by
                                                                   6.00%


         The Non-PO Percentage with respect to any mortgage loan in loan group 1 or loan group 2 with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.


                   Non-Discount Mortgage                            Net Mortgage Rate
                    Loans in Loan Group                             for Mortgage Loan
               ----------------------------------          ------------------------------------
                             1                                  Greater than or equal to 6.00%
                             2                                  Greater than or equal to 6.00%


         The PO Percentage with respect to any Discount mortgage loan will be equal to the amount described below:

                     Discount Mortgage                                 PO Percentage of
                    Loans in Loan Group                             Discount Mortgage Loan
                ----------------------------------        -------------------------------------
                             1                                   (6.00% -- net mortgage rate)
                                                                       divided by 6.00%
                             2                                   (6.00% -- net mortgage rate)
                                                                       divided by 6.00%

         The PO Percentage with respect to any Non-Discount mortgage loan in loan group 1 or loan group 2 will be 0%.

         Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the notional amount certificates and any related class of Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group, and as principal of the classes of subordinated certificates in the related certificate group, as the related Subordinated Principal Distribution Amount.

         The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

         (i)  the sum of the applicable Non-PO Percentage of

         o all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

         o the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

         o the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

         o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         o with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

         o all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

         (ii) (a) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (b) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

        (iii) on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Supplemental Loan Account and not allocated to the related class of Class PO Certificates.

         Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group, in each case up to the amount of the related Senior Principal Distribution Amount, for the Distribution Date, will be distributed as principal of the classes of senior certificates in the related certificate group.

         The capitalized terms used herein shall have the following meanings:

         "Due Date" means, with respect to a mortgage loan, the day in the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

         "Prepayment Period" means, with respect to any Distribution Date and the related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

         o the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through
              (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

         o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

              o the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

              o the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

         o    the sum of

              o the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

              o the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

              o the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period allocated to that loan group but not allocable to the related class of Class PO Certificates.

          "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that mortgage loan. The loan group principal balance with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

         The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of such senior certificate group (other than the notional amount certificates and the related class of Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due
Date). The "Subordinated Percentage" for any loan group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for that Distribution Date.

         The Senior Prepayment Percentage of each senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and any related class of Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans in the related loan group evidenced by the related subordinated certificates. Increasing the respective interest of the related subordinate certificates relative to that of the related senior certificate group is intended to preserve the availability of the subordination provided by those subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date, the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for that senior certificate group for that Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a loan group will occur unless both of the step down conditions listed below are satisfied with respect to that loan group:

         o the outstanding principal balance of all mortgage loans in the related loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans, the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the related subordinated certificates, does not equal or exceed 50%, and

         o cumulative Realized Losses on the mortgage loans in the related loan group do not exceed

              o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of the principal balances of the related subordinated certificates as of the closing date (the "original subordinate principal balance"),

              o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related original subordinate principal balance,

              o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related original subordinate principal balance,

              o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate group 1 original subordinate principal balance, and

              o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related original subordinate principal balance.

         If on any Distribution Date the allocation to the class or classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

         Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for loan group 1 and loan group 2, in each case up to the amount of the related Subordinated Principal Distribution Amount will be distributed as principal to the group 1 subordinated certificates and the group 2 subordinated certificates, respectively. Except as provided in the next paragraph, each class of group 1 subordinated certificates and group 2 subordinated certificates will be entitled to receive its pro rata share of the related Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from the related loan group for distribution of principal. Distributions of principal of the group 1 subordinated certificates and group 2 subordinated certificates will be made sequentially to the classes of group 1 subordinated certificates and group 2 subordinated certificates, in each case, in the order of their numerical class designations, beginning with the related class of Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of group 1 subordinated certificates and group 2 subordinated certificates, as applicable, (other than the class of group 1 subordinated certificates and group 2 subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the class and all classes of subordinated certificates in the same certificate group which have higher numerical class designations than the class (the "Applicable Credit Support Percentage") is less than the related Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from the mortgage loans in the related loan group will be made to any of those related classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to such Restricted Classes will be allocated among the remaining classes of subordinated certificates in the same certificate group, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The Class Subordination Percentage with respect to any Distribution Date and each class of group 1 subordinated and group 2 subordinated certificates, as applicable, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of group 1 subordinated certificates and group 2 subordinated certificates, respectively, immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of group 1 certificates or group 2 certificates, respectively, in each case, immediately before the Distribution Date.


         For purposes of calculating the Applicable Credit Support Percentages of the group 1 subordinated certificates and group 2 subordinated certificates, the related class of Class M Certificates will be considered to have a lower numerical class designation than each other class of group 1 subordinated certificates and group 2 subordinated certificates, respectively

         The Subordinated Principal Distribution Amount for any Distribution Date and either of loan group 1 or loan group 2 will equal

         o    the sum of

              o the Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

              o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

              o the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

              o the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of the Class PO Deferred Amounts for the related class of Class PO Certificates on the related Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

         Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class 1-PO and the Class 2-PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for the Distribution Date and class, and (y) the product of

         o Available Funds for that loan group remaining after distribution of interest on the senior certificates in the related senior certificate group, and

         o a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

         If the Class PO Principal Distribution Amount on a Distribution Date for the Class 1-PO or the Class 2-PO Certificates, as applicable, is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the notional amount certificates and the related class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

         The "PO Formula Principal Amount" for any Distribution Date and each of the Class 1-PO and the Class 2-PO Certificates will equal the sum of the sum of the applicable PO Percentage of

         o all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

         o the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

         o the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

         o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

         o all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period,

         o with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

         o the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period that is allocable to the Class 1-PO or the Class 2-PO Certificates, as applicable.

Allocation of Losses

         On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related class of Class PO Certificates on or before the related Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of the related loan group for the Subordinated Principal Distribution Amount for the related subordinated certificate group, Class PO Deferred Amounts will be paid on the related class of Class PO Certificates before distributions of principal on the subordinated certificates in the related subordinated certificate group. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related class of Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the class of Class PO Certificates in that certificate group. After the related Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

         On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated first to the subordinated certificates in the related certificate group, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates in the related certificate group then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the related senior certificate group (other than the notional amount certificates and any related class of Class PO Certificates), pro rata, based upon their respective Class Certificate Balances, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to any senior support class, if any, will instead be allocated to the related super senior class, if any, until its Class Certificate Balance is reduced to zero.

         For purposes of allocating losses to the subordinated certificates in a certificate group, the Class 1-M and Class 2-M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates in the related certificate group.

         The Senior Credit Support Depletion Date for a certificate group is the date on which the Class Certificate Balance of each class of subordinated certificates in that certificate group has been reduced to zero.

         Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the related class of Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

         A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                             ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

         The U.S. Department of Labor has granted to the underwriters substantially identical administrative exemptions (together, the "Exemption") from some of the prohibited transaction rules of

ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class 1-A Certificates and Class 2-A and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of Standard & Poor's Ratings Services, Fitch, Inc. or Moody's Investors Services, Inc., certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.








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